UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 10, 2011

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

MedImmune, LLC and PDL BioPharma, Inc. Resolve Patent Disputes

On February 16, 2011, PDL BioPharma, Inc. (“PDL”) announced that PDL and MedImmune, LLC (“MedImmune”) have entered into a definitive settlement agreement that resolves all legal disputes between the parties, including those relating to MedImmune’s product Synagis® and PDL's patents known as the Queen et al. patents.

Under the settlement agreement, PDL paid MedImmune $65 million on February 15, 2011 and will pay $27.5 million by February 10, 2012 for a total of $92.5 million. MedImmune has not paid royalties to PDL on sales of Synagis that occurred after September 30, 2009.  No further payments will be owed by MedImmune to PDL under its license to the Queen et al. patents as a result of past or future Synagis sales. As part of the settlement agreement, MedImmune has agreed not to challenge or assist other parties in challenging the Queen et al. patents.

On February 16, 2011, PDL issued a press release announcing the above settlement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Christopher Stone
Christopher Stone
Vice President, General Counsel and Secretary

Dated:  February 16, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 16, 2011